UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

Restricted Stock Agreement

On September 6, 2005, UTStarcom, Inc. (the “Company”) entered into a restricted stock agreement (the “Restricted Stock Agreement”) with Mr. Francis P. Barton, Executive Vice President and Chief Financial Officer of the Company.  The Restricted Stock Agreement provides for the purchase by Mr. Barton of 100,000 shares of common stock of the Company, as previously described in the Company’s Current Report on Form 8-K dated July 29, 2005 and filed on August 4, 2005 (the “August 4 Report”). A copy of the form of Restricted Stock Agreement, which has been approved for use under the Company’s 1997 Stock Plan, is included as Exhibit 10.1 of this Current Report on Form 8-K (this “Report”) and is incorporated by reference herein.

Change of Control Agreement

On September 6, 2005, the Company entered into a Change of Control/Involuntary Termination Severance Agreement (the “Change of Control Agreement”) with Mr. Barton.  The Change of Control Agreement provides that if Mr. Barton’s employment with the Company terminates as a result of a change in control involuntary termination at any time within 12 months after a change of control, (i) he will be entitled to 24 months of base salary as in effect as of the date of such termination payable in a lump sum within 30 days of termination and 100% of the bonus for the year in which termination occurs, (ii) all stock options and share purchase rights granted to him will become fully vested and exercisable as of the date of termination and all stock held by him that is subject to a right of repurchase by the Company that was purchased prior to the change of control will have such right lapse, and (iii) the Company will continue to provide him the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or 12 months from the termination date.

The Change of Control Agreement further provides that if Mr. Barton’s employment with the Company terminates as a result of a regular involuntary termination during the term of the Change of Control Agreement, he will be entitled to (i) 12 months of his base salary as in effect as of the date of such termination, less applicable withholding, payable in a lump sum within 30 days of the regular involuntary termination, (ii) 100% of his bonus for the year in which the regular involuntary termination occurs and (iii) continued vesting in stock options and share purchase rights granted to him prior to the date of the regular involuntary termination, for a period of 12 months from the date of the regular involuntary termination, with the right to exercise said stock options and share purchase rights within 90 days from the end of said twelve-month period.

The above summary is qualified in its entirety by reference to the full text of the Change of Control Agreement, a copy of which is included as Exhibit 10.2 of this Report and is incorporated by reference herein.

Indemnification Agreement

On September 6, 2005, the Company entered into an indemnification agreement with Mr. Barton. The indemnification agreement is substantially identical to the Company’s standard form of indemnification agreement previously filed with the Securities and Exchange Commission.

Other Agreement

A copy of the agreement dated July 29, 2005 that the Company entered into with Mr. Barton, which was previously described in the August 4 Report, is included as Exhibit 10.3 of this Report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	EXHIBIT DESCRIPTION

10.1	Form of Restricted Stock Agreement.
10.2	Change of Control/Involuntary Termination Severance Agreement by and between Francis Barton and UTStarcom, Inc., dated September 6, 2005.
10.3	Agreement by and between Francis Barton and UTStarcom, Inc., dated July 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: September 12, 2005	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	EXHIBIT DESCRIPTION

10.1	Form of Restricted Stock Agreement.
10.2	Change of Control/Involuntary Termination Severance Agreement by and between Francis Barton and UTStarcom, Inc., dated September 6, 2005.
10.3	Agreement by and between Francis Barton and UTStarcom, Inc., dated July 29, 2005.